UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

August 14, 2013
Date of report (date of earliest event reported)

LPL Financial Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34963	20-3717839
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

75 State Street
Boston MA 02109
(Address of principal executive offices) (Zip Code)

(617) 423-3644
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)
On August 14, 2013, Jeffrey A. Goldstein and Allen R. Thorpe tendered their resignations as directors of LPL Financial Holdings Inc. (the “Company”) and LPL Holdings, Inc. (“Holdings”), effective upon completion of the H&F Distribution (as defined below) by Hellman & Friedman Capital Partners V, L.P., Hellman & Friedman Capital Partners V (Parallel), L.P. and Hellman & Friedman Capital Associates V, L.P. (collectively, the “H&F Funds”). Mr. Thorpe also tendered his resignation as a member of the Compensation and Human Resources Committee and Nominating and Governance Committee of the board of directors of the Company.

The resignations did not result from any disagreement with the Company. Messrs. Goldstein and Thorpe were designated by the H&F Funds to serve as directors of the Company pursuant to the Stockholders' Agreement, dated November 23, 2010, among the Company, the H&F Funds, TPG Partners IV, L.P. ("TPG") and the other signatories party thereto (the “Stockholders' Agreement”). The H&F Funds' rights to designate directors will terminate upon completion of the H&F Distribution.

Item 8.01	Other Events
Distributions of Shares
The Company has been advised that the H&F Funds intend to distribute on August 15, 2013 an aggregate of 12.6 million shares of the Company's common stock (the “Common Stock”) to their respective partners (the “H&F Distribution”), representing all of the shares held by the H&F Funds as of the date of the H&F Distribution.
The Company has also been advised that TPG intends to distribute on August 15, 2013 an aggregate of 4.0 million shares of Common Stock to its partners (the “TPG Distribution”). Following the TPG Distribution, TPG will continue to hold 16.7 million shares of Common Stock and will continue to have rights to designate two directors under the Stockholders Agreement.
Share Repurchase Program
As of August 14, 2013, the Company remained authorized to repurchase from time to time up to $198 million of shares of Common Stock. Future stock repurchases may be made through open market or privately negotiated transactions, with the timing of purchases and the amount of stock purchased generally determined at the discretion of the Company's management.
The Company has issued a press release in connection with the events described in this Form 8-K, which press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1.
Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.
Forward-Looking Statements
Statements in this Current Report, including certain statements regarding future share repurchases, the H&F Distribution and the TPG Distribution, as well as any other statements that are not purely historical, constitute forward-looking statements. These forward-looking statements are based on the Company's expectations as of August 14, 2013. For example, the forward-looking statements regarding future share repurchases are based on the expectation, among others, that the Company will generate sufficient cash flow to warrant future share repurchases. Forward-looking statements are not guarantees and should not be regarded as a representation by the Company. Important factors that may cause such differences include: the Company's future liquidity and working capital requirements; alternative short- and long-term uses of capital; the price and availability of shares of the Common Stock; trading volumes; corporate and regulatory considerations, including the Company's right to discontinue repurchases at any time; general market and economic conditions and such other factors as the Company may deem relevant, including those set forth in the Company's Annual Report on Form 10-K for the period ended December 31, 2012 and subsequent filings with the Securities and Exchange Commission. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements whether as a result of new information, future developments or otherwise, even if the Company's expectations change, and you should not rely on those statements as representing the Company's view as of any date subsequent to August 14, 2013.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

99.1	Press Release dated August 14, 2013 (“LPL Financial Announces Common Stock Distributions By Original Private Equity Sponsors”)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL FINANCIAL HOLDINGS INC.

By:	/s/ Dan H. Arnold
Dan H. Arnold
Chief Financial Officer

Dated: August 14, 2013